EXHIBIT 23.4

CONSENTS OF DOMINIC CHARTIER, P.Geo., GLEN COLE, P.Geo. and JEAN-FRANCOIS COUTURE, Ph.D., P.Geo.

We refer to the technical report prepared by SRK Consulting entitled “Mineral Resource Estimation Valdecañas Silver-Gold Project Zacatecas State, Mexico” dated July 25, 2008 (the “Technical Report”) that is referenced in the Annual Information Form (“AIF”) of MAG Silver Corp. for the fiscal year ended December 31, 2008, incorporated herein as Exhibit 99.1 to this Annual Report on Form 40-F, to be filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.  We were jointly responsible for preparing and certifying the Technical Report.

We hereby consent to references to our names and to the use of the Technical Report within the AIF incorporated herein to this Annual Report on Form 40-F.

Sincerely,

/s/  “Dominic Chartier”
Dominic Chartier, P.Geo.
Consulting Geologist
March 13, 2009

/s/  “Glen Cole”
Glen Cole, P.Geo.
Principle Resource Geologist
March 13, 2009

/s/  “Jean-Francois Couture”
Jean-Francois Couture, Ph.D, P.Geo.
Principle Geologist
March 13, 2009